Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in the Prospectus constituting a part of this Registration Statement on Form S-4 of Warner Chilcott Limited of our report dated May 30, 2014, relating to the consolidated financial statements of Forest Laboratories, Inc. for the year ended March 31, 2014.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

New York, New York

October 14, 2014